UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2006

Dorman Products, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 997-1800

R&B, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 24, 2006, R & B, Inc., a Pennsylvania corporation (the Company"), changed its name to Dorman Products, Inc. The Company effected the name change pursuant to an amendment and restatement of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation"). The name change became effective on May 24, 2006 upon the filing of the Articles of Incorporation with the Department of State of the Commonwealth of Pennsylvania. The Company’s board of directors and its shareholders approved the name change. In addition, the Company has changed its trading symbol on the Nasdaq National Market from "RBIN" to "DORM." The Company has been advised by the Nasdaq Stock Market that trading under the new symbol will be effective as of May 26, 2006.

The Company’s press release announcing the name change is attached to this Current Report on Form 8-K as Exhibit 99.1.

In addition to approving the name change described above, at the annual meeting the Company’s shareholders elected Richard N. Berman, Steven L. Berman, George L. Bernstein, John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin each to a one-year term on the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No. Description

99.1 Press release announcing name change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dorman Products, Inc.

May 24, 2006	By:	/s/ Mathias J. Barton

Name: Mathias J. Barton
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 24, 2006